Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Healthaxis Inc.

Dallas, Texas

We consent to the incorporation by reference into this Registration Statement on Form S-8 of Healthaxis Inc. of our report dated March 8, 2006 relating to our audits of the consolidated financial statements of Healthaxis Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

May 8, 2006